EXHIBIT 10.39

















                                            PURCHASE AND SALE AGREEMENT

                                           AND JOINT ESCROW INSTRUCTIONS

                                                   MAY 24, 1999

                                                   BY AND AMONG

                                      ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                              a Maryland corporation

                                                      "Buyer"

                                                        AND

                                             BIO-SHORE HOLDINGS, LTD.,
                                         a CALIFORNIA LIMITED PARTNERSHIP

                                                        AND

                                                    SCIOS INC.,
                                              a Delaware corporation

                                                   COLLECTIVELY,
                                                     "Seller"





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                                            PURCHASE AND SALE AGREEMENT
                                           AND JOINT ESCROW INSTRUCTIONS


         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of May 24, 1999, by and among (i) ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, as buyer ("Buyer"), and (ii)(A) BIO-SHORE HOLDINGS, LTD., a California limited partnership ("Bio-Shore"), and (B) SCIOS INC., a Delaware corporation ("Scios"), as seller (collectively, "Seller"), for the purposes of setting forth the agreement of the parties and of instructing CHICAGO TITLE COMPANY ("Escrow Agent"), with respect to the transactions contemplated by this Agreement.


                                  RECITALS

A. Bio-Shore is the current holder of the ground lessee's interest under a certain Lease (Relating To Parcel III) dated October 1, 1981, by and between Juana Salado, as Trustee of The Salado Living Trust, dated June 7, 1976, as lessor (together with any successor or assign, "Ground Lessor"), and Charleston Properties, a general partnership, as lessee ("Charleston") (as the same may have been amended, modified, supplemented, restated, renewed, assigned, or extended, the "Ground Lease"). A Short Form of Ground Lease was recorded March 11, 1982, as Instrument No. 7298629, in Book G645, at Page 429 of the Official Records of Santa Clara County (the "County"), California (the "Official Records"). Charleston assigned its rights as ground lessee under the Ground Lease to Bio-Shore pursuant to a certain Ground Lease Assignment and Assumption and Reservation of Easements dated December 30, 1986, and recorded December 30, 1986, as Instrument No. 9090415, in Book J981, at Page 1245 of the Official Records.

B. The Ground Lease covers  approximately  7.34 acres of real property located  in the City of  Mountain  View,  California,  as legally  described  on
Exhibit A attached hereto (the "Land"). The Land currently contains an approximately 98,964 square foot office, laboratory, and pilot manufacturing facility (the "Facility") comprised of three buildings (collectively, the "Buildings") commonly known as 2450 Bayshore Parkway (or Building 1) ("2450
Bayshore Building"), 2425 Garcia Avenue (or Building 2) ("2425 Garcia Building"), and 2400 Bayshore Parkway (or Building 3) ("2400 Bayshore Building"). The 2450 Bayshore Building contains, among other things, laboratory space and corporate headquarters for Scios. The 2425 Garcia Building contains, among other things, manufacturing facilities, bioreactor rooms (the "Bioreactor Rooms") and a vivarium (the "Vivarium"). The 2400 Bayshore Building primarily contains office space.

C. Scios currently  occupies 100% of the rentable square
footage of the Facility pursuant to a certain Temporary Lease dated January 1, 1987, between Bio-Shore and Scios (then California Biotechnology Inc., a California corporation), as amended by a certain Amendment To Temporary Lease dated January 1, 1989, between Bio-Shore and Scios (then California Biotechnology Inc., a Delaware corporation), a certain Second Amendment To Temporary Lease dated January 15, 1989, between Bio-Shore and Scios (then California Biotechnology Inc., a Delaware corporation), and a certain Third Amendment To Temporary

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Lease dated January 1, 1993,  between Bio-Shore and Scios (then known as Scios
Nova Inc., the successor name for California  Biotechnology
Inc.)  (collectively,  the "Temporary  Lease").

D. Bio-Shore is wholly-owned by
Bio-Shore Management Corp., a California corporation ("Bio-Shore Management"), as sole general partner, and Scios, as sole limited partner. In addition, Bio-Shore Management is wholly-owned by Scios. Bio-Shore's only assets are the "Ground Lease Interest" and the "Improvements" (as such terms are defined below). Scios owns and operates the business currently conducted in the Facility, and owns all of the "Tenant Leases", "Personal Property", and "Intangible Property" (as such terms are defined below).

E. Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase the following (collectively, the "Property"):

                  (i) the ground lessee's interest in the Land, together with all rights, privileges, and easements appurtenant thereto or used in connection therewith, including, without limitation, all mineral, oil, gas, and other hydrocarbon substance rights, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all right, title, and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent, or connected thereto or used in connection therewith (collectively, the "Ground Lease Interest");

                  (ii) all of Seller's right,  title, and interest in and to all buildings, improvements, structures, and fixtures now or hereafter included or located on or in the Land (collectively, the "Improvements") and all apparatus, equipment, appliances, and other fixtures used in connection with the operation or occupancy of the Land and the Improvements, such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal, or other services now or hereafter located on or in the Land or the Improvements (the Ground Lease Interest and the Improvements are sometimes hereinafter collectively referred to as the "Real Property");

                  (iii) Seller's interest in all leases, licenses, and other occupancy agreements covering the Land and Improvements, if any (these leases, together with all amendments, modifications, extensions, or supplements thereto or guarantees thereof, are collectively referred to in this Agreement as the "Tenant Leases" and are identified in the "Rent Roll" (as defined in Section 4.6 below) attached hereto as Exhibit B-2);

                  (iv) all tangible personal property, equipment, and supplies (collectively, the "Personal Property") now or hereafter owned by Seller and located on or about the Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance, or repair thereof, including, without limitation, the personal property designated in Exhibit C-1 attached hereto but excluding the personal property (if any) designated in Exhibit C-2 attached hereto (Seller and Buyer shall prepare a detailed inventory of the Personal Property within 15 days after the Execution Date, and thereafter the inventory of the Personal Property shall serve as Exhibit C-1 hereto); and

                  (v) all intangible property (collectively, the "Intangible Property") now or hereafter owned by Seller and used in connection with the Real Property or the Personal Property, including, without limitation, Facility-specific trademarks and trade names, transferable licenses, architectural, site, landscaping, or other permits, applications,

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         approvals,   authorizations,  and  other  entitlements,
         transferable guarantees and warranties covering the Real Property and/or the Personal Property, all contract rights (including rights under the "Service Contracts" (as defined in Section 4.13 below)), books, records, reports, test results, environmental assessments, as-built plans, specifications, and other similar documents and materials relating to the use or operation, maintenance, or repair of the Real Property and/or the Personal Property or the construction or fabrication of any part thereof, and all transferable utility contracts.

         NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1. AGREEMENT TO PURCHASE AND SELL.

         Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer, and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property upon the terms and conditions set forth herein.

2.       PURCHASE PRICE.

         The purchase price for the Property (the "Purchase Price") shall be the sum of $22,165,000.00, subject to adjustments pursuant to Section 2.3 below and subject to prorations and adjustments provided for in this Agreement, including, without limitation, Section 10. The Purchase Price shall be payable as follows:

2.1.     Deposit.

2.1.1.  Initial  Deposit.
Not later than the date that is 3 "Business Days" (as defined in Section 17.18 below) after the "Execution Date" (as hereinafter defined), Buyer shall deposit into Escrow the sum of $250,000.00 (the "Initial Deposit"). For purposes of this Agreement, the "Execution Date" shall mean May 28, 1999. Within 3 Business Days after the Execution Date, Seller and Buyer shall confirm in writing the specific dates for deadlines under this Agreement based upon the Execution Date determined as provided above and shall notify Escrow Agent of such dates.

2.1.2.  Additional  Deposit.
If Buyer elects not to
terminate this Agreement in accordance with either Section 3.1.3 or Section 3.7 hereof, Buyer shall deposit into Escrow, not later than the date that is 1 Business Day after the "Due Diligence Termination Date" (as defined in Section
3.7 below), the sum of $500,000.00 (the "Additional  Deposit").

2.1.3. Handling of Deposit.
Escrow Agent shall deposit the Initial  Deposit and the  Additional
Deposit (collectively, the "Deposit") in a non-commingled federally insured interest bearing trust account and shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills, or such other instruments as Buyer may instruct from time to time. Upon Buyer's deposit of the Additional Deposit, the entire Deposit shall become non-refundable, except as may be expressly provided otherwise herein. If the sale and purchase

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of the Property is  consummated  as  contemplated  hereunder,  the amount of the
Deposit, plus any interest or dividends earned thereon, shall be credited against the Purchase Price at the "Closing" (as defined in Section 8.1 below). If the sale and purchase of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any "Buyer's Conditions" (as defined in Section 7.1 below), or for any other reason except for a default under this Agreement solely on the part of Buyer, Buyer shall give Seller and Escrow Agent Notice of the same, and the Deposit, plus any interest or dividends earned thereon, shall be immediately returned to Buyer by Escrow Agent.

2.2. Leaseback To Scios.
Scios currently occupies 100% of the rentable square footage of the Facility pursuant to the Temporary Lease. Upon the sale and purchase of the Property as contemplated hereunder, Bio-Shore and Scios will terminate the Temporary Lease (with no cost or liability to Buyer) and Scios will lease the Facility from Buyer pursuant to a lease agreement in form and substance mutually agreed upon by Buyer and Scios in accordance with the procedure set forth below (the "Leaseback"). The Leaseback shall be for a fixed term expiring (i) 6 months after the "Closing Date" (as defined in Section 8.1 below), as to all portions of the Facility other than the Bioreactor Rooms (the "Primary Facility"), and
(ii) 7 months after the Closing Date, as to the Bioreactor Rooms. Among other things, the Leaseback shall provide for:

(a)      monthly base rent of [***] per rentable square foot ("Base Rent");

(b) the payment by Scios of additional monthly rent equal to all reasonable operating costs and expenses of any kind or description ("Operating Costs") incurred or accrued by Buyer with respect to the Facility (including, without limitation, maintenance and repair costs, insurance premiums, real and personal property taxes, and utilities) for the period (1) through and including December 31, 1999, as to the Primary Facility and (2) through and including January 31, 2000, as to the Bioreactor Rooms;

c) the right of Buyer to terminate the Leaseback, at any time, for any portion of the Primary Facility for which Buyer has entered into binding leases with persons or entities other than Scios; and

d) the payment by Scios of a fee upon the termination of the Leaseback as to any portion of the Primary Facility (the "Termination Fee"), which Termination Fee shall be (1) [***], and (2) payable in 2 installments, with 60.00% of the Termination Fee payable upon the effective date of the termination in question and the balance of the Termination Fee payable on the 90th day after such effective date.

Seller hereby acknowledges and agrees that the Purchase Price has been agreed to by Buyer in reliance on Scios entering into the Leaseback and either paying the aggregate monthly rent that would be due thereunder through the entire term of the Leaseback or, in lieu of thereof, the Termination Fee.

Not later than the date that is 2 Business Days after the "Ground Lease Termination Date" (as defined in Section 3.1.2 below), Buyer shall prepare and deliver to Scios a draft of the proposed Leaseback. Within 5 Business Days after Scios' receipt of the draft of the proposed Leaseback, Scios shall give Buyer Notice of any reasonable objections, questions, and/or comments (generally, "Comments") that Scios may have regarding such draft. Within 5 Business Days after Buyer's receipt of any such Comments, Buyer shall cause the draft of the proposed

                              ***A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Leaseback to be revised to address such  Comments in a reasonable  manner and to be resubmitted to Scios for further review and/or approval. Within 5 Business Days after Scios' receipt of the revised draft of the proposed Leaseback, Scios shall deliver to Buyer any final Comments that Scios may have regarding such revised draft. Within 5 Business Days after Buyer's receipt of any such final Comments, Buyer shall cause the revised draft of the proposed Leaseback to be revised further to address such final Comments in a reasonable manner and to be resubmitted to Scios for execution.

2.3.  Adjustments To Purchase Price.

2.3.1.  Modification of Ground Lease Percentage Rent.
If Ground Lessor fails or refuses
to deliver to Buyer at the Closing the "Ground Lease Consent" (as defined in Section 3.1.2 below) with a provision modifying the current "percentage rent" calculation under the Ground Lease in the manner set forth in Section 2(a) of the form of Ground Lease Consent attached hereto as Exhibit T, the Purchase Price shall be reduced by the sum of $292,500.00.

2.3.2.  Cost Savings.
The Purchase Price shall be reduced by the amount that the total of (i) the cost of the Survey, (ii) Seller's share of the cost of the "Phase I Study" and "Phase I Report" (as such terms are defined in Section 3.3 below), and (iii) Seller's share of the cost of the "Phase II Study" and "Phase II Report" (as such terms are defined in Section 4.20.4 below), is less than $40,000.00.

2.4. Balance.
On the Closing Date, Buyer shall cause the Deposit (plus any interest or dividends earned thereon) to be disbursed to Seller and shall pay to Seller the balance of the Purchase Price over and above the amount of the Deposit
(plus any interest or dividends earned thereon) by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments provided herein.

2.5.  Allocation of Purchase Price.
Buyer and Seller hereby agree to allocate the Purchase Price for all tax and non-tax purposes among the components of the Property described in Exhibit D attached hereto (the "Allocation Schedule"). Buyer and Seller hereby agree that the Allocation Schedule shall be prepared in a manner consistent with the rules prescribed under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and shall be completed by Buyer and Seller not later than the date that is 1 Business Day after the Due Diligence Termination Date. Buyer and Seller hereby each (a) agree to use the amounts allocated pursuant to the Allocation Schedule in filing all tax returns (including any amended tax returns) and (b) agree not to take any position on or in connection with any such tax return or otherwise that is inconsistent with such allocation.

3. DUE DILIGENCE

3.1. Ground Lease.

3.1.1.  Deliveries By Seller.
Seller has delivered
to Buyer a true, correct, and complete copy of the Ground Lease, including any amendments, modifications, supplements, and restatements thereto (except for a certain Recognition Agreement dated May ___, 1985 (the "Recognition Agreement"), among Ground Lessor, Charleston, and Union Mutual Life Insurance Company (a Memorandum of Recognition Agreement was recorded May 9, 1985, as Instrument No. 8403810 in Book J341, Page 988, of the Official Records)), and any short forms or memoranda thereof. Seller, at Seller's sole cost and expense, shall deliver

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or make  available  to  Buyer  before  5:00  p.m.  (California  time) on the 2nd
Business Day after the Execution Date, to the extent such items are in Seller's possession or control or in the possession or control of Seller's agents, auditors, independent contractors, or representatives ("Seller's Possession"),
(a) true, correct, and complete copies of any correspondence with authorized representatives of the Ground Lessor or any other material correspondence related to the Ground Lease, and (b) Bio-Shore's existing title policy for the Ground Lease Interest, if available. Further, Seller, at Seller's sole cost and expense, shall promptly deliver or make available to Buyer a true, correct, and complete copy of the Recognition Agreement if and when Seller obtains the same.

3.1.2.  Buyer's Review of Ground Lease Matters.
At Buyer's request,  Seller has
submitted to Ground Lessor, for Ground Lessor's review and approval, (a) a consent to assignment and modification of ground lease, substantially in the form of Exhibit T attached hereto (the "Ground Lease Consent"), and (b) a ground lease estoppel certificate, substantially in the form of Exhibit U attached hereto (the "Ground Lease Estoppel"). Seller has contacted authorized representatives of the Ground Lessor and offered to arrange for an introduction of Buyer, and shall assist and cooperate with Buyer in providing Buyer access to such authorized representatives, it being understood and agreed that Buyer may negotiate such changes to the Ground Lease Consent and/or the Ground Lease Estoppel and conduct such inquiries and investigations of the Ground Lessor as Buyer, in its sole discretion, deems advisable or necessary. In addition, not later than the date that is 3 Business Days before the "Ground Lease Objection Date" (as hereinafter defined), Buyer shall have received the Ground Lease Estoppel executed and acknowledged on behalf of Ground Lessor and a written agreement from Ground Lessor pursuant to which Ground Lessor irrevocably agrees to deliver the Ground Lease Consent at the Closing. Buyer shall have until 5:00 p.m. (California time) on June 16, 1999 (the "Ground Lease Objection Date"), to give Seller Notice of any objection that Buyer may have to any aspect of the Ground Lease (including, without limitation, the Recognition Agreement, any deviations from the requested form of the Ground Lease Estoppel or the Ground Lease Consent that may be required by Ground Lessor, any additional documents or instruments that Ground Lessor contends constitute part of the Ground Lease, or any amendment or update to the Ground Lease Estoppel or the Ground Lease Consent received by Buyer before the Ground Lease Objection Date (provided, however, that if any such amendment or update is received by Buyer, Buyer shall have an additional 3 Business Days, regardless of the Ground Lease Objection Date or the "Scheduled Closing Date" (as defined in Section 8.1 below) (but subject to
Section 8.1 below), following Buyer's receipt of such amendment or update and legible copies of all documents referenced therein, to give Seller Notice of objections to any aspect of such amendment or update)). Any aspect of the Ground Lease (or any amendment or update thereof) not objected to by Buyer as provided above shall be deemed to be "Permitted Ground Lease Matters". If, however, Buyer objects to any aspect of the Ground Lease ("Objectionable Ground Lease Matters"), Seller shall have until 5:00 p.m. (California time) on the 2nd Business Day after receiving Buyer's Notice of Objectionable Ground Lease Matters to give Buyer Notice that (i) Seller will correct or cure specific Objectionable Ground Lease Matters ("Voluntary Ground Lease Cure Matters"), and/or (ii) Seller will not take any action with respect to specific Objectionable Ground Lease Matters. If Seller elects not to take any action with respect to any specific Objectionable Ground Lease Matters and Buyer does not terminate this Agreement on or before 5:00 p.m. (California time) on the 2nd Business Day after receiving Seller's Notice of such election (the "Ground Lease Termination Date"), Buyer shall be deemed to have elected to proceed with the purchase and to accept the Ground Lease Interest subject to such Objectionable Ground Lease Matters.

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3.1.3.  Ground Lease Termination  Right.
Buyer shall have
the right to terminate this Agreement at any time on or before the Ground Lease Termination Date if, during the course of Buyer's due diligence investigations of the Ground Lease, Buyer determines, in Buyer's sole and absolute discretion, that Buyer does not want to accept the Ground Lease Interest subject to any Objectionable Ground Lease Matters. Buyer may exercise such termination right by delivering a Notice of termination to Seller and Escrow Agent (a "Ground Lease Termination Notice") on or before the Ground Lease Termination Date. Upon the timely delivery of such Ground Lease Termination Notice, (i) Escrow Agent shall immediately return to Buyer the Initial Deposit (plus any interest or dividends earned thereon), (ii) the parties shall equally share the cancellation charges of Escrow Agent and "Title Company" (as defined in Section 3.10.1 below), and
(iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement. If Buyer has timely delivered to Escrow Agent a Ground Lease Termination Notice, no notice to Escrow Agent from Seller shall be required for the return to Buyer of the Initial Deposit (plus any interest or dividends earned thereon). If Buyer does not exercise such termination by delivery of the Ground Lease Termination Notice on or before the Ground Lease Termination Date, then Buyer's right to terminate this Agreement pursuant to this Section shall automatically lapse.

3.1.4.  Seller's  Obligations  Regarding Ground  Lease  Matters.
If Buyer does not elect to terminate this Agreement pursuant to Section 3.1.3 above, Seller, as a condition to Closing, shall take all action necessary to correct or cure Voluntary Removal Ground Lease Matters and the following matters: (a) all amendments or modifications to the Ground Lease created by Seller on or after the Execution Date without the prior written consent of Buyer (which consent may be withheld in Buyer's sole and absolute discretion); and (b) any and all defaults by Seller under the Ground Lease for any period prior to the Closing (collectively, the "Obligatory Ground Lease Cure Matters"). If, prior to the Closing, Seller is unable to correct or cure any of the Voluntary Ground Lease Cure Matters or the Obligatory Ground Lease Cure Matters (collectively, the "Ground Lease Cure Matters"), then, in addition to any and all other rights and remedies that Buyer may have hereunder, Buyer may:
(i) terminate this Agreement by Notice to Seller and Escrow Agent (in which case Escrow Agent shall return to Buyer the Deposit (plus any interest or dividends earned thereon), and the parties shall equally share the cancellation charges of Escrow Agent and Title Company), and Seller shall reimburse Buyer for up to $150,000.00 of Buyer's actual out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, and thereafter neither party shall have any rights or obligations to the other hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement; or (ii) if Buyer does not elect to terminate this Agreement, pursue an action for specific performance to compel Seller to correct or cure the Ground Lease Cure Matters or waive Buyer's objections to such Ground Lease Cure Matters and proceed to a timely Closing, whereupon such Ground Lease Cure Matters shall be deemed "Permitted Ground Lease Matters".

3.2.  Property Documents.
Not later than the date that is 3 Business  Days after the Execution
Date, Seller, at Seller's sole cost and expense, shall deliver or make available to Buyer, to the extent such items are in Seller's Possession, true, correct, and complete copies of all agreements, contracts, documents, information, Tenant Leases (if any), reports, books, records, and other materials pertinent to the ownership, operation, occupancy, use, or management of the Property (including, without limitation, the items described in Exhibit E attached hereto) (collectively, the "Property Documents"). Seller shall give Buyer Notice of the date that Seller determines that Seller has delivered copies of, or given Buyer satisfactory access to, all of the Property Documents (which date, for purposes of this

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Agreement, may not be before the Execution Date); provided,  however, if
Seller delivers copies of, or gives Buyer access to, additional Property Documents after the Ground Lease Termination Date, the Due Diligence Termination Date shall be extended by the period, not to exceed 7 days, that Buyer reasonably determines is necessary for Buyer to incorporate such additional Property Documents into Buyer's due diligence investigations of the Property (Buyer shall give Seller prompt Notice of the period determined by Buyer).
Seller and Buyer hereby acknowledge and agree that Buyer shall have no obligation to review, examine, or otherwise analyze any of the Property Documents unless and until Buyer elects not to terminate this Agreement pursuant to Section 3.1.3 above.

3.3.  Investigations.
At all reasonable times from the
Execution Date until the Closing or earlier termination of this Agreement and upon reasonable prior notice to Seller, Buyer and its agents and representatives shall be entitled, at Buyer's sole cost and expense, to (i) enter onto the Property during normal business hours to perform any inspections, investigations, studies, and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable (provided that no invasive testing shall be performed without Seller's prior written approval (which approval shall not be unreasonably withheld or delayed)); (ii) cause an environmental assessment of the Property to be performed; (iii) review all Property Documents and examine and copy any and all other books and records in Seller's Possession relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property); and (iv) interview Seller's property manager, if any ("Manager"), and any of its employees who are responsible for the operation, management, or maintenance of any part of the Property. For purposes of this Section, it shall be deemed "reasonable prior notice" if Buyer complies with the notice provisions of Section 17.4 or gives Scott Korney (Director of Facilities for Scios) or David Gryska (Chief Financial Officer of Scios) telephonic notice of Buyer's intent to do any of the foregoing at least 18 hours before commencing any such activity. Seller and Buyer hereby acknowledge and agree that Buyer shall have no obligation to perform any inspection, investigation, study, or test of the Property unless and until Buyer elects not to terminate this Agreement pursuant to Section 3.1.3 above; provided, however, that (x) Buyer, not later than the date that is 3 Business Days after the Execution Date, shall cause its environmental consultant to commence performing a "phase I" environmental site assessment plus asbestos survey and lead in drinking water survey of the "Property Environment" (as defined in Section 4.20.1(a) below) (the "Phase I Study"), (y) Buyer shall require its environmental consultant to prepare a written report regarding the Phase I Study (the "Phase I Report") and shall cause such environmental consultant to deliver to Seller an accurate and complete copy of such Phase I Report, including all schedules, graphs, photographs, and any other supplemental materials, and (z) the actual cost of the Phase I Study and the Phase I Report shall be borne equally by Seller and Buyer, provided that in no event shall Seller's share of such cost exceed $5,000.00.

3.4. Tenants.
Not later than the
date that is 5 days after the Execution Date, Seller shall contact authorized representatives of such tenants of the Property as Buyer may request to arrange for an introduction of Buyer, and shall otherwise assist and cooperate with Buyer in providing Buyer access to such tenants. Buyer and its agents, assigns, and employees shall observe and comply with all reasonable requests on the part of tenants of the Property regarding entry into tenant facilities for purposes of inspection. Buyer may conduct such inquiries and investigations of any and all tenants (or prospective tenants) as Buyer, in its sole discretion, deems advisable or necessary. Seller shall use commercially reasonable efforts to deliver to Buyer estoppel certificates, each substantially in the form of Exhibit F attached hereto, executed by each tenant under the Tenant Leases (if any) (collectively, the "Tenant Estoppels"), no later than 5 Business Days before the Due Diligence Termination Date. Seller and Buyer hereby acknowledge and agree that Buyer shall have no obligation to review, examine, or otherwise analyze any aspect of any Tenant Lease (if any) unless and until Buyer elects not to terminate this Agreement pursuant to Section 3.1.3 above.

3.5.  CC&Rs.
Buyer may conduct such inquiries and investigations of any and all declarants or associations created by any covenants, conditions, or restrictions encumbering the Property ("CC&Rs") as Buyer, in its sole discretion, deems advisable or necessary. Seller shall use commercially reasonable efforts to deliver to Buyer an estoppel certificate, each substantially in form and substance acceptable to Buyer, executed by each declarant or association under any CC&Rs (collectively, the "CC&Rs Estoppels"), no later than 5 Business Days before the Due Diligence Termination Date. Seller and Buyer hereby acknowledge and agree that Buyer shall have no obligation to conduct any inquiry or investigation of any declarant or association created by any CC&Rs unless and until Buyer elects not to terminate this Agreement pursuant to Section 3.1.3 above.

3.6. Property Questionnaire.
Not later than thedate that is 5 days after the Execution Date, Seller shall deliver to Buyer a property questionnaire in the form attached hereto as Exhibit G (the "Property Questionnaire") completed by Seller and its Manager to the reasonable satisfaction of Buyer. The Property Questionnaire shall not indicate any fact or circumstance that Buyer reasonably believes (based on advice of counsel) would be likely to affect Buyer's status as a real estate investment trust, as defined in Section 856 of the Internal Revenue Code (as amended), if the transactions contemplated hereby are consummated.

3.7.  Due  Diligence Termination Right.
Buyer shall have the right to terminate this Agreement at any time on or before 5:00 p.m. (California time) on the date (the "Due Diligence Termination Date") that is 30 calendar days after the Ground Lease Termination Date (subject to Section 3.2 above and Section 8.1 below) if, during the course of Buyer's due diligence investigations of the Property, Buyer determines, in Buyer's sole and absolute discretion, that Buyer does not want to purchase the Property. Buyer may exercise such termination right by delivering a Notice of termination to Seller and Escrow Agent (a "Due Diligence Termination Notice") on or before the Due Diligence Termination Date. Upon the timely delivery of such Due Diligence Termination Notice, (i) Escrow Agent shall immediately return to Buyer the Initial Deposit (plus any interest or dividends earned thereon), (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement. If Buyer has timely delivered to Escrow Agent a Due Diligence Termination Notice, no notice to Escrow Agent from Seller shall be required for the return to Buyer of the Initial Deposit (plus any interest or dividends earned thereon). If Buyer does not exercise such termination by delivery of the Due Diligence Termination Notice on or before the Due Diligence Termination Date, then Buyer's right to terminate this Agreement pursuant to this Section shall automatically lapse.

3.8.  Insurance.
Buyer  agrees  that from the  Execution  Date  through the Due
Diligence  Termination  Date,  Buyer  shall  carry,  or  cause  its  agents  and representatives that will enter the Property in connection with the investigations pursuant to Section 3.3 above to carry, workers' compensation and general liability insurance in the amount of $1,000,000 per occurrence, which insurance shall name Seller as an additional insured; Buyer shall provide

Seller with proof of such insurance prior to commencing Buyer's physical inspections of the Property.

3.9.  Indemnity  and Repair.
Buyer agrees to indemnify and hold
harmless Seller from any losses arising from any physical damage to the Property or any injury to persons caused by any act of Buyer as a result of the inspections, investigations, or tests performed pursuant to Section 3.3 above, which indemnity shall survive the termination of this Agreement or the Closing for a period of 1 year; provided, however, that Buyer's indemnity hereunder shall not include any loss, cost, damage, or expense to the extent caused by (a) the acts of Seller or its agents or representatives, or (b) the discovery of any pre-existing condition of the Property. In addition, if this Agreement is terminated, Buyer shall repair any physical damage to the Property caused by its entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by the acts or omissions of Seller or its agents or representatives or to remediate, contain, abate, or control any pre-existing condition of the Property that existed prior to Buyer's entry thereon.

3.10.  Title.

3.10.1.  Deliveries By Seller.
Seller shall deliver to
Buyer, before 5:00 p.m. (California time) on the 3rd Business Day after the Execution Date, the most recently updated ALTA as-built survey for the Property, if any. Buyer shall order, before 5:00 p.m. (California time) on the 7th day after the Execution Date, (a) an ALTA extended coverage preliminary title report (the "PTR") issued by Chicago Title Company (in such capacity, "Title Company"), together with legible copies of all documents referenced therein, and (b) a UCC Search with regard to Seller and the Property (the "UCC Search"). In addition, Buyer shall order, before 5:00 p.m. (California time) on the 1st Business Day after the Ground Lease Termination Date, a current as-built ALTA survey of the Property (the "Survey"), in form reasonably satisfactory to Buyer, Title Company, and such other persons or entities as Buyer, in its discretion, may request, prepared by a surveyor licensed in the State where the Property is located and certified (using a surveyor's certificate in substantially the same form as the certificate attached hereto as Exhibit H) to Buyer, Title Company, and such other persons or entities as Buyer, in its discretion, may request.

3.10.2.  Buyer's Review of Title.
Buyer shall have until 5:00 p.m.  (California
time) on the 10th day before the Due Diligence Termination Date to give Seller Notice of any objection that Buyer may have to any exception reported in the PTR, any matter shown on UCC Search, or any exception or matter contained in any amendment or update thereof (provided, however, that if any such amendment or update is received by Buyer, Buyer shall have an additional 3 Business Days, regardless of the Due Diligence Termination Date or Scheduled Closing Date, following Buyer's receipt of such amendment or update and legible copies of all documents referenced therein, to give Seller Notice of objections to items shown on any such amendment or update). In addition, Buyer shall have until 5:00 p.m. (California time) on the 5th day before the Due Diligence Termination Date to give Seller Notice of any objection that Buyer may have to any matter shown on the Survey, or any matter contained in any amendment or update thereof (provided, however, that if any such amendment or update is received by Buyer, Buyer shall have an additional 3 Business Days, regardless of the Due Diligence Termination Date or Scheduled Closing Date (but subject to Section 8.1 below), following Buyer's receipt of such amendment or update and legible copies of all documents referenced therein, to give Seller Notice of objections to matters shown on any such amendment or update). Exceptions reported in the PTR and matters shown on the UCC Search or the Survey  (or any  amendments  or updates
thereof) not objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions". If, however, Buyer objects to any exception reported in the PTR or any matter shown on the UCC Search or the Survey (or any amendments or updates thereof) ("Objectionable Title Matters"), Seller shall have until 5:00 p.m. (California time) on the 3rd day before the Due Diligence Termination Date to give Buyer Notice that (i) Seller will cure specific Objectionable Title Matters ("Voluntary Title Removal Exceptions"), and/or (ii) Seller will not take any action with respect to specific Objectionable Title Matters. If Seller elects not to take any action with respect to any specific Objectionable Title Matters and Buyer does not terminate this Agreement on or before the Due Diligence Termination Date, Buyer shall be deemed to have elected to proceed with the purchase and to take title to the Property subject to such Objectionable Title Matters.

3.10.3. Seller's Obligations Regarding Title.
As a condition to Closing, Seller shall take all action necessary to remove from title to the Property (or in the alternative, Seller shall obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer in its sole discretion) all Voluntary Title Removal Exceptions and the following matters: (a) all exceptions to title and survey matters created by Seller on or after the Execution Date without the prior written consent of Buyer (which consent may be withheld in Buyer's sole and absolute discretion); (b) any and all liens and encumbrances affecting the Property that secure an obligation to pay money (other than installments of real estate taxes or assessments not delinquent as of the Closing); and (c) all taxes and assessments due and payable for any period prior to the Closing (collectively, the "Obligatory Title Removal Exceptions"). If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any of the Voluntary Title Removal Exceptions or the Obligatory Title Removal Exceptions (collectively, the "Title Removal Exceptions"), then, in addition to any and all other rights and remedies that Buyer may have hereunder, Buyer may:
(i) terminate this Agreement by Notice to Seller and Escrow Agent (in which case Escrow Agent shall return to Buyer the Deposit (plus any interest or dividends earned thereon), and the parties shall equally share the cancellation charges of Escrow Agent and Title Company), and Seller shall reimburse Buyer for up to $150,000.00 of Buyer's actual out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, and thereafter neither party shall have any rights or obligations to the other hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement; or (ii) if Buyer does not elect to terminate this Agreement, pursue an action for specific performance to compel Seller to remove or satisfactorily insure over, as required, the Title Removal Exceptions or waive Buyer's objections to such Title Removal Exceptions and proceed to a timely Closing, whereupon such Title Removal Exceptions shall be deemed "Permitted Exceptions".

3.10.4. Condition of Title at Closing.
Upon the Closing, Bio-Shore
shall absolutely and irrevocably sell, transfer, convey, and assign to Buyer all of Bio-Shore's right, title, and interest in and to the Real Property by a duly executed and acknowledged ground lease assignment and assumption in the form of
Exhibit I attached hereto (the "Ground Lease Assignment"), subject only to the Permitted Exceptions and the Permitted Ground Lease Matters.

4.  SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

4.1.  Authority.
This Agreement and all
other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Scios and Bio-Shores; (ii) are binding obligations of Scios and Bio-Shores; (iii) are collectively sufficient to transfer all of Seller's collective rights to the Property; and (iv) do not violate the formation documents of Scios or Bio-Shore. Scios and Bio-Shore have obtained all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Scios is a corporation duly organized and existing in good standing under the laws of the State of Delaware, with its principal place of business in the State of California, Bio-Shore is a limited partnership duly organized and existing in good standing under the laws of the State of California, with its principal place of business in the State of California, and Bio-Shore Management is a corporation duly organized and existing in good standing under the laws of the State of California, with its principal place of business in the State of California. Bio-Shore Management, acting alone, has the power and authority to bind Bio-Shore.

4.2. No Conflicts.
The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Scios or Bio-Shore is a party or by which Scios, Bio-Shore, or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order, or decree of any court, having jurisdiction over Scios or Bio-Shore (or any of the business conducted by either in connection with the Property) or all or any portion of the Property.

4.3.  Preferential  Rights.
Neither Scios nor Bio-Shore has granted any option or right of first refusal or right of first offer to third parties to purchase or otherwise acquire an interest in all or any portion of the Property.

4.4. Property Documents.
There are no commitments or agreements affecting the Property that have not been disclosed by Seller to Buyer in writing. Seller is not in default of Seller's obligations or liabilities pertaining to the Property or the Property Documents; nor, to Seller's Knowledge, are there facts, circumstances, conditions, or events that, after notice or lapse of time or both, would constitute a default. Seller has not received notice or information that any party to any of the Property Documents considers a breach or default to have occurred.

4.5. Ground Lease.
The Ground Lease (as provided to Buyer pursuant to Section 3.1.1) evidences all of Seller's rights and obligations with respect to the Real Property, and there are no other documents or agreements that will be binding upon the Real Property or Buyer after the Closing with respect to Seller's rights and obligations relating to the Real Property, other than the Recognition Agreement and the Permitted Exceptions. Except to the extent Seller has given Buyer Notice otherwise, no rent or other amount is past due under the Ground Lease. The Ground Lease is in full force and effect, Seller has received no notice of any default by Bio-Shore under the Ground Lease, and Seller has no Knowledge of any fact or facts that would now or with the giving of notice or the passage of time or both be a default by Bio-Shore under the terms thereof, except to the extent Seller has given Buyer Notice otherwise.

4.6.  Tenant Leases.
The Tenant Leases (if any) described in the schedule attached hereto as Exhibit B-1 (the "Schedule of Leases") comprise all of the documents evidencing the rights and obligations of all third parties to occupy space at the Property as of the

Execution Date, and there are no other documents or agreements that will be binding upon the Property or Buyer after the Closing with respect to the rights and obligations of such third parties relating to the Property. The Rent Roll attached hereto as Exhibit B-2 (the "Rent Roll") is true, correct, and complete. Except as set forth in the Rent Roll, no rent or other amount has been prepaid under any of the Tenant Leases (if any). The Tenant Leases (if any) are in full force and effect.

4.7.  Notices.
Except as set forth on the Rent Roll,
(a) Seller has received no notice of any default by the landlord under the Tenant Leases (if any) and Seller has no Knowledge of any fact or facts that would now or with the giving of notice or the passage of time or both be a default under the terms thereof, except as otherwise set forth on the Rent Roll;
(b) Seller has received no notice from any tenant (i) to cancel any Tenant Lease (if any), (ii) that such tenant is or may become unable or unwilling to perform any or all of its obligations under its Tenant Lease, whether for financial or other reasons, or (iii) that an action or proceeding, voluntary or involuntary, is pending or, or to Seller's knowledge, threatened against such tenant under any section or sections of any bankruptcy or insolvency law, or (iv) that such tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to its Tenant Lease.

4.8. Uncompleted Work.
Seller has
received no notices of any items of work, repair, maintenance, or construction to be completed by Seller pursuant to any Tenant Lease (if any) for the benefit of any tenant and, to Seller's Knowledge, there is no such work to be done. As of the Closing Date, no tenant shall be entitled to any additional work during the term of its Tenant Lease (if any), except as may be provided otherwise on the updated Rent Roll.

4.9. Unpaid  Commissions.
As of the Closing Date,  there
will be no brokerage or other leasing commissions due or payable on an absolute or contingent basis to any person in connection with any of the tenants or any of the Tenant Leases (if any) (or any amendments, extensions, or renewals thereof or exercise of any options thereunder).

4.10. Access To Information.
To Seller's Knowledge, (a) Seller has delivered to Buyer, or given Buyer satisfactory access to, all Property Documents in Seller's Possession, and (b) this Agreement, together with the Property Documents and any matters heretofore disclosed to Buyer in writing by Seller, do not contain any untrue statement of a material fact or omit or fail to state a material fact necessary to make the statements contained herein or therein not materially misleading.

4.11. Special Assessments or Condemnation.
To Seller's Knowledge, there are no existing, proposed, or contemplated (i) special assessments, except those shown as exceptions on the PTR, or (ii) condemnation actions against any part of the Property, and Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

4.12. Utilities.
To Seller's Knowledge, all water, sewer, electric, gas, telephone, and drainage facilities, and all other utilities required by law or for the normal operation of the Property are installed to the property lines of the Property, have been connected to the Improvements and Seller has received no notices that service will be disconnected or reduced.

4.13.  Service Contracts.
There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, except as set forth on the schedule attached hereto as Exhibit J (the "Service Contracts") and, except as set forth on such schedule, all Service Contracts are cancelable without cost at the option of Seller or the then owner of the Property upon not more than 30 days' prior written notice.

4.14.  Employees.
There are no employees who are employed by Scios, Bio-Shore, Bio-Shore Management, or Manager in the operation, management, or maintenance of the Property and whose employment will continue after the Closing. On and after the Closing, there will be no obligations concerning any pre-Closing employees of Scios, Bio-Shore, Bio-Shore Management, or Manager that will be binding upon Buyer or the Property.

4.15. Bankruptcy.
No attachments,  execution proceedings,
assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending, or, to Seller's Knowledge, threatened, against Seller, any tenant of the Real Property, or the Ground Lessor.

4.16.  Existing Vivarium Approvals.
The schedule  attached hereto as
Exhibit O contains a list of all of the permits, licenses, approvals, consents, authorizations, and other certifications currently maintained by Seller in connection with the Vivarium (collectively, the "Vivarium Approvals").

4.17. Existing Insurance.
The schedule attached hereto as Exhibit P contains a list of the policies, insureds, additional insureds, loss-payees, coverages, coverage amounts, and deductible amounts of all of the insurance currently in effect with respect to the Property. To Seller's Knowledge, Seller has received no notice from any insurance company concerning any defects or inadequacies in the Property that, if not corrected, would result in the termination of insurance coverage or materially increase its cost.

4.18. Litigation.
Except as may be set
forth on the schedule attached hereto as Exhibit Q, there are no actions, suits, or proceedings against Scios or Bio-Shore or affecting all or any portion of the Property currently being prosecuted, litigated, or otherwise contested before any judicial or quasi-judicial body, Seller has not received service of any document, pleading, or claim instituting any other such action, suit, or proceeding, and, to Seller's Knowledge, no other such action, suit, or proceeding has been instituted, filed, or threatened.

4.19.  Compliance with Laws.
Except as may be set forth on the schedule attached hereto as Exhibit R, Seller has received no notice of, and has no Knowledge of, any condition currently existing on any portion of the Property that is a potential material violation of any currently effective laws, rules, regulations, ordinances, or orders of any federal, state, city, or other governmental authority having jurisdiction over Scios or Bio-Shore (or any of the business conducted by either in connection with the Property) or all or any portion of the Property (including, without limitation, all zoning, building, fire, and health codes, environmental protection and sanitation and pollution regulations, and the Americans with Disabilities Act, as amended) (collectively, "Laws").

4.20.  Environmental Materials.

4.20.1. Definitions.

(a) "Environmental Claim" means any and all actions (including, without limitation, investigations or response, cleanup, remedial, removal, restoration, abatement, or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants', and experts' fees, court costs, and amounts paid in settlement of any claims or actions), fines, forfeitures, or other civil, administrative, or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables, or natural resources), liabilities, or losses arising from or relating to the presence or suspected presence of any Environmental Materials in the air, soil, or ground water above, in, on, under, or about the Property (the "Property Environment") or properties adjacent thereto.

b) "Environmental Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, or any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or that poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment, and include, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), urea formaldehyde, solvents, lead and lead based substances, cyanide, pesticides (including DDT), printing inks, acids, ammonia compounds, chemicals known to cause cancer or reproductive toxicity, and any other material or substance that is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903),
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as "hazardous waste, "extremely hazardous waste" or "restricted hazardous waste" under any applicable state law, or (v) defined as a "hazardous material" or "hazardous substance" under any applicable state law.

4.20.2.  Representations and Warranties.
Seller
represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date, except as may be set forth on the schedule attached hereto as Exhibit S: (i) Seller and, to Seller's Knowledge, the Property are in full compliance with all Laws relating to Environmental Materials (generally, "Environmental Laws"), which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental approvals required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) Seller has not received any communication (written or oral) that alleges that Seller or the Property currently is not in such full compliance and, to Seller's Knowledge, there are no currently existing circumstances that may prevent or interfere with such full compliance in the future; (iii) there are no Environmental Claims against Seller currently being prosecuted, litigated, or otherwise contested before any governmental or quasi-governmental authority, Seller has not received service of any document, pleading, or claim instituting any other such Environmental Claim, and, to Seller's Knowledge, no other such Environmental Claim has been instituted, filed, or threatened; (iv) Seller has received no notice of, and has no Knowledge of, any past or present actions, activities, circumstances, conditions, events, or incidents relating to Environmental Materials that could form the basis of any Environmental Claim against Seller or against any other person or entity whose liability for any such Environmental Claim Seller has or may have retained or assumed, either contractually or by operation of law; and (v) without in any way limiting the generality of the foregoing, (a) Seller has not used, stored, generated, released, disposed, or arranged for the disposal of Environmental Materials on the Property except in full compliance with all Environmental Laws, (b) to Seller's Knowledge, there are no underground storage tanks located on the Land,
(c) to Seller's Knowledge, there is no asbestos contained in or forming part of any Improvement, and (d) to Seller's Knowledge, no PCBs are used or stored at the Facility except in full compliance with all Environmental Laws.

4.20.3. Indemnification.
Seller hereby indemnifies and agrees to reimburse, defend, and hold Buyer harmless from, for, and against all Environmental Claims arising from, asserted against, imposed on, or incurred by Buyer, directly or indirectly, in connection with the breach of any representation or warranty set forth in Section 4.20.2 above.

4.20.4.  Additional  Environmental  Assessments.
Notwithstanding anything to the contrary that may be set forth in this Agreement and regardless of whether Buyer otherwise would elect to do so as part of its due diligence investigations pursuant to Section 3.3 hereof, Buyer shall cause its environmental consultant to perform a "phase II" environmental site assessment of the Property Environment (the "Phase II Study") in order to determine if actionable levels of any Environmental Materials are then present in the Property Environment and, if so, the precise quantities thereof. Buyer shall require its environmental consultant to prepare a written report regarding the Phase II Study (the "Phase II Report") and shall cause such environmental consultant to deliver to Seller an accurate and complete copy of such Phase II Report, including all schedules, graphs, photographs, and any other supplemental materials. The actual cost of the Phase II Study and the Phase II Report shall be borne equally by Seller and Buyer.

4.20.5.  No Effect on Statutory  Rights.
Seller and Buyer hereby expressly acknowledge and agree that nothing contained in this Agreement in general or in this Section 4.20 in particular shall diminish, impair, decrease, reduce, lessen, supersede, override, replace, invalidate, nullify, negate, or otherwise affect in any manner whatsoever any right of any party to this Agreement under any applicable Environmental Law to claim or demand contribution, reimbursement, restitution, or other repayment or compensation (generally "Contribution") from any other party to this Agreement for any Environmental Claim arising from, asserted against, imposed on, or incurred by the claiming or demanding party, directly or indirectly, in connection with any event or condition now or hereafter existing with respect to the Property Environment; provided, however, that each party to this Agreement hereby agrees that no party may collect from any other party to this Agreement
(i) any Contribution in excess of [***] (except in the case of fraud or material misrepresentation regarding Environmental Materials or Environmental Laws committed by the party from which Contribution is being sought, in which case there shall be no limit on the amount of the Contribution recoverable), (ii) any portion of any Contribution that directly arises from an Environmental Claim that is covered by any insurance policy maintained by the claiming or demanding party (provided that the insurance coverage is not affected by this potential impairment of the insurer's subrogation rights), or (iii) any portion of any Contribution that directly arises from an Environmental Claim for any Environmental Material as to which the Phase II Report indicates actionable levels were present in the Property Environment as of the date of such Phase II Report. No party to this Agreement is assuming, undertaking, or agreeing to be responsible for any other party's obligations or liabilities in connection with any Environmental Claim, and under no


                              ***A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

circumstances  shall  the  foregoing
agreements regarding the Contribution rights of the parties to this Agreement be deemed, construed, or interpreted as an assumption, undertaking, or agreement to be responsible for any other party's obligations or liabilities in connection with any Environmental Claim. Further, Seller and Buyer do not intend by any term or condition of this Section to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any term or condition of this Section. All of the agreements contained in this Section 4.20.5 shall survive the delivery of the Ground Lease Assignment and other Closing instruments indefinitely, and shall not be subject to the terms of Section 4.21 below.

4.21. Survival.
All of the representations, warranties, and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Ground Lease Assignment and other Closing instruments and documents for a period of [***] days.

4.22. Seller's Knowledge.
As used in this
Agreement, the phrase "to Seller's Knowledge" and words of similar import shall mean the current actual knowledge of David Gryska (Chief Financial Officer of Scios), John H. Newman (Senior Vice President and Chief Legal Counsel of Scios and Vice President of Bio-Shore Management), Jack Cohen (Director of Regulatory Affairs and Quality Assurance for Scios), and Scott Korney (Director of Facilities for Scios) (collectively, "Seller's Representatives"). Seller represents and warrants that Seller's Representatives are the persons currently affiliated with Seller who, together, possess the most familiarity with the Property.

4.23. As-Is.
Except as may be expressly provided otherwise in this Agreement, and except for those warranties expressly set forth herein or set forth, or implied by law, in the Ground Lease Assignment, Seller shall convey the Property to Buyer in its present "AS-IS" condition, without any warranties, expressed or implied.

5. BUYER'S REPRESENTATIONS AND WARRANTIES.

         Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

5.1. No Conflicts.
The execution and
delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order, or decree of any court, having jurisdiction over Buyer or all or any portion of the Property.

5.2. Due Organization; Consents.
Buyer is a corporation duly organized
and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary,

                              ***A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

creditor, investor, judicial or administrative body, governmental authority, or other party is required in connection herewith that has not been obtained.

5.3. Buyer's Authority;  Validity of Agreements.
Buyer has full right,
power, and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed, and delivered by Buyer and shall be valid, binding, and enforceable obligations of Buyer.

5.4. As-Is.
Except as may be expressly provided otherwise in this Agreement, and except for those warranties expressly set forth herein or set forth, or implied by law, in the Ground Lease Assignment, Buyer shall purchase the Property from Seller in its present "AS-IS" condition, without any warranties, expressed or implied.

6. COVENANTS OF SELLER.

         In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the Closing Date:

6.1.  Title.
Seller  shall not (a)  directly or
indirectly sell, assign, or create any right, title, or interest whatsoever in or to the Property, (b) take any action, create, commit, permit to exist, or suffer any acts that would (i) give rise to a variance from the current legal description of the Land, or (ii) cause the creation of any lien, charge, or encumbrance other than the Permitted Exceptions, or (c) enter into any agreement to do any of the foregoing without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

6.2. Notice of Change in  Circumstances.
Seller shall promptly notify Buyer of any change in any condition with respect to all or any portion of the Property or of any event or circumstance of which Seller has Knowledge subsequent to the date of this Agreement that (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

6.3. No Defaults;  Maintenance of Property.
Seller shall not default
with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Tenant Leases (if any), the Service Contracts and any existing indebtedness relating to the Property. Subject to Section 12, Seller shall operate and maintain the Property in its current condition, reasonable wear and tear excepted, in accordance with all applicable Laws.

6.4.  Exclusive  Negotiations.
Seller  (i) shall  remove the
Property from the market, (ii) shall not solicit or accept any offers, whether or not binding, to buy all or any part of the Property, (iii) shall cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, whether begun before or after any negotiations with Buyer, and (iv) shall advise Buyer of any negotiations with current or potential tenants at the Property.

6.5. Development Activities.
Seller shall not take any
actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals, or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). Seller hereby agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain such governmental approvals as Buyer deems necessary to permit Buyer to operate the Property as Buyer wishes.

6.6. Service, Management, and Employment Contracts.
Seller shall not enter into,
extend, renew, or replace any existing service, property management, or employment contracts in respect of the Property without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion), unless the same shall be cancelable without penalty or premium, upon not more than 30 days' notice from the owner of the Property and Seller shall immediately notify Buyer of any such new, extended, renewed, or replaced contract.

6.7.
Leases.
Seller shall not (i) enter into any new lease for any portion of the Real Property, or (ii) enter into any amendment, modification, extension, or renewal of any Tenant Lease (if any), without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). Seller shall not accept any rent from any tenant under any Tenant Lease (if any) for more than 1 month in advance of the payment date without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

6.8.  Insurance.
Seller will maintain the insurance described on the schedule attached hereto as Exhibit P from the date hereof through the Closing Date or earlier termination of this Agreement.

6.9. Litigation.
Seller shall not allow
to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without Buyer's prior written consent (which consent may be withheld in Buyer's reasonable discretion). In the event Seller receives any notice of any proceeding of the character described in Sections
4.15 or 4.18  that  has not been  previously  disclosed  to  Buyer  prior to the
Closing,   Seller  shall  promptly  advise  Buyer  in  writing.

6.10.  Seller's Representatives.
Seller shall cause Seller's Representatives to be reasonably available to Buyer and its agents and representatives at all reasonable times from the Execution Date until the Closing or earlier termination of this Agreement for purposes of responding to any reasonable inquiries or requests that Buyer may have as part of Buyer's due diligence investigations of the Property.

7. CONDITIONS  PRECEDENT TO CLOSING.

7.1.  Buyer's Conditions.
The obligation of Buyer to purchase the Property is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) ("Buyer's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by

Buyer; provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy Buyer may have with respect to any breach hereunder by Seller (except as set forth in Section 7.2.1):

7.1.1. Title.
Title Company shall be prepared and irrevocably committed to issue to Buyer an ALTA extended coverage owner's policy of title insurance (Form B-1970 (expressly deleting any creditor's rights exclusion)) in favor of Buyer in an amount equal to the Purchase Price showing the Ground Lease Interest vested in Buyer, with those endorsements and reinsurance reasonably requested by Buyer, subject only to the Permitted Exceptions (collectively, the "Owner's Title Policy").

7.1.2.  Seller's Due Performance.
All of the representations and warranties of Seller set forth in Section 4 shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants, and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Seller pursuant to Sections 9.1 and 9.3 hereof.

7.1.3.  Condition of Property.
Subject to the provisions of Section 12 below, the condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any physical damage due to any act of Buyer or Buyer's representatives.

7.1.4.  Bankruptcy.
No action or proceeding shall have been commenced by or against Scios, Bio-Shore, or Ground Lessor under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien, or levy shall have attached to or been issued with respect to the Property or any portion thereof or interest therein.

7.1.5.  No Moratoria.
No moratorium, statute, regulation, ordinance, or federal, state, county, or local legislation, or order, judgment, ruling, or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered, or pending that would adversely affect Buyer's intended use of the Property.

7.1.6.  Ground Lease Matters.
Not less than 2 Business  Days prior to the  Scheduled  Closing  Date,
Buyer shall have received (a) a counterpart of the Ground Lease Consent executed and acknowledged on behalf of Ground Lessor, with written authority from Ground Lessor that the Ground Lease Consent may be executed and acknowledged on behalf of Bio-Shore and Buyer's nominee, designee, or assignee and recorded at the Closing, and (b) an update for the Ground Lease Estoppel (the "Ground Lease Estoppel Update"), which Ground Lease Estoppel Update shall be dated not earlier than 7 days prior to the Closing Date, shall reflect that there have been no material adverse changes since the date of the original Ground Lease Estoppel, and may be executed solely by the trustee of The Salado Living Trust, dated June 7, 1976. Further, Buyer shall have received evidence satisfactory to Buyer, in Buyer's sole discretion, that any Ground Lease Cure Matters have been corrected or cured.

7.2. Failure of Buyer's Conditions.
Subject and without limitation to
Buyer's rights hereunder, including, without limitation, Section 13.2 hereof, if any of Buyer's Conditions have not been fulfilled within the applicable time periods, Buyer shall have the right to do either of the following:

7.2.1. Waive and Close.
Waive the Buyer's Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price. If Buyer intends to waive the Buyer's Condition, close Escrow, and retain the right to pursue any other rights and remedies that Buyer may have against Seller in connection herewith, Buyer shall give Notice to Seller of such intention and Seller shall have 2 Business Days to terminate this Agreement by Notice to Buyer and to Escrow Agent, in which event Escrow Agent shall return to Buyer the Deposit (plus any interest or dividends earned thereon), Seller shall pay the cancellation charges of Title Company and Escrow Agent, Seller shall reimburse Buyer for up to $150,000.00 of Buyer's actual out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, and thereafter neither party shall have any rights or obligations to the other hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement. If Seller does not timely elect to terminate this Agreement, Buyer may proceed to close Escrow and shall retain the right to pursue any other rights and remedies that Buyer may have against Seller in connection herewith.

7.2.2.  Terminate.
Terminate this Agreement by Notice to Seller and to Escrow Agent, in which event Escrow Agent shall return to Buyer the Deposit (plus any interest or dividends earned thereon), Seller shall pay the cancellation charges of Title Company and Escrow Agent, and Buyer shall be entitled to pursue any other rights and remedies that Buyer may have against Seller in connection herewith.

7.3.  Seller's Conditions.
The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing) ("Seller's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

7.3.1.  Buyer's Due Performance.
All of the representations and warranties of Buyer set forth in Section 5 hereof shall be true and correct as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants, and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

7.4.  Failure of Seller's Conditions.
Subject to Seller's rights in the event of a default by Buyer (as set forth in Section 13.1 below), in the event of the failure of a Seller's Condition, Seller may terminate this Agreement by delivery of Notice to Buyer and Escrow Agent, in which event Escrow Agent shall return to Buyer the Deposit (plus any interest or dividends earned thereon), the parties shall equally share the cancellation charges of Title Company and Escrow Agent, and thereafter neither party shall have any rights or obligations to the other hereunder.

8. CLOSING.

8.1. Closing; Closing Date.
As used herein, the "Closing" shall mean the recordation of the Ground Lease Assignment in the Official Records of the County (the "Official Records"), and the "Closing Date" shall mean the date upon which the Closing actually occurs. Subject to the provisions of this Agreement, the Closing shall take place on or before the date that is 5 days after the Due Diligence Termination Date, or on such other date as the parties hereto may agree (as the case may be, the "Scheduled Closing Date"). Each party to this Agreement intends for the Closing to occur by 5:00 p.m. (California time) on July 16, 1999 (the "Target Closing Date"). Accordingly, each party to this Agreement shall use its good faith best efforts to cause the Closing to occur by the Target Closing Date; provided, however, that no party shall have any liability to any other party if, despite the use of such party's good faith best efforts, the Closing cannot or does not occur by the Target Closing Date. Notwithstanding the foregoing, if (a) Buyer receives material amendments or updates of the Ground Lease Consent and/or Ground Lease Estoppel after the Ground Lease Objection Date, or (b) Buyer does not receive the Phase II Report by 5:00 p.m. (California time) on July 13, 1999, the Closing Date shall be subject to a reasonable extension to a time not later than 5:00 p.m. (California time) on July 30, 1999. The Closing Date shall not be extended beyond 5:00 p.m. (California time) on July 30, 1999; provided, however, that Buyer may request a reasonable further extension of the Closing Date for either of the matters described in clauses (a) and (b) above by giving Seller Notice of such request, including the date and time to which Buyer would like to extend the Closing Date. Seller may, but shall not be obligated to, agree to such extension. If Seller does not agree to such extension and Buyer does not withdraw its request for an extension (or, in the alternative, does not make the deliveries required to be made by Buyer pursuant to Section 9.2 below) by 5:00 p.m. (California time) on July 30, 1999, Seller may terminate this Agreement by delivery of Notice to Buyer and Escrow Agent, in which event Escrow Agent shall return to Buyer the Deposit (plus any interest or dividends earned thereon), the parties shall equally share the cancellation charges of Title Company and Escrow Agent, and thereafter neither party shall have any rights or obligations to the other hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement.

8.2. Closing Costs.
Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees), except the following costs (the "Closing Costs"), which shall be allocated between the parties as follows:

8.2.1.  Seller's Share.
Seller shall pay all documentary transfer, stamp, sales, and other taxes related to the transfer of the Property, 1/2 of Escrow Agent's escrow fees and costs, and all premiums, fees, and costs related to the delivery of the Owner's Title Policy (including all endorsements and reinsurance reasonably requested by Buyer), all fees and costs related to the Survey, all fees and costs related to the UCC Search, and all recording fees and costs related to the transfer of ownership of the Property.

8.2.2.  Buyer's Share.
Buyer shall pay 1/2 of Escrow Agent's escrow fees and costs, and any recording fees and costs related to any financing Buyer may obtain in connection with Buyer's acquisition of the Property.

9. CLOSING DELIVERIES.

9.1. Deliveries by Seller to Escrow.
Not less than 2  Business  Days  prior to the  Scheduled
Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each effective as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Seller:

9.1.1.  Ground Lease Assignment.
1 original Ground Lease Assignment, executed and acknowledged on behalf of Bio-Shore;

9.1.2.  Non-Foreign Affidavit.
2 original counterparts of the Non-Foreign Affidavit in the form of Exhibit L attached hereto, each executed on behalf of Bio-Shore;

9.1.3. California FTB Form 590-RE.
2 original counterparts of a California FTB Form 590-RE, each executed on behalf of Bio-Shore;

9.1.4. Termination of Temporary Lease.
2 original counterparts of a termination of the Temporary Lease, in form and substance reasonably satisfactory to Buyer and Title Company, each executed on behalf of Bio-Shore, as landlord, and Scios, as tenant;

9.1.5.  Assignment of Leases.
If there then exist any Tenant Leases, 2 original counterparts of the Assignment of Leases in the form of Exhibit M attached hereto (the "Assignment of Leases"), each executed on behalf of Scios, pursuant to which Scios shall assign to Buyer all of Scios' rights and remedies under the Tenant Leases, including, without limitation, the right to any security deposits and prepaid rent;

9.1.6.  Bill of Sale and  Assignment.
2 original counterparts of the Bill of Sale and Assignment in the form of Exhibit N attached hereto, each executed on behalf of Scios, pursuant to which Scios shall transfer to Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, but excluding the Tenant Leases (if any), in each case free of all liens and encumbrances;

9.1.7. Seller's Certificate.
2 original counterparts of a certificate, in the form of Exhibit K attached hereto (the "Seller's Certificate"), each executed on behalf of Scios and Bio-Shore;

9.1.8. Updated Rent Roll.
An updated Rent Roll, if there are any Tenant Leases, accurate as of the Closing Date, executed on behalf of Scios;

9.1.9.  Proof of Authority.
Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents, or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

9.1.10.  Other.
Such other documents and instruments, executed and properly acknowledged on behalf of Seller, if appropriate, as may be reasonably required by Buyer, Title Company, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.

9.2. Deliveries by Buyer.
On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following:

9.2.1.  Balance, Prorations & Closing Costs.
The balance of the
Purchase Price pursuant to Section 2.4 hereof and Buyer's share of prorations and Closing Costs, as provided in Sections 10 and 8.2, respectively;

9.2.2.
Ground  Lease Assignment.
1 original Ground Lease Assignment, executed and acknowledged on behalf of Buyer or its nominee;

9.2.3. Assignment of Leases.
If there then exist any Tenant Leases, 2 original counterparts of the Assignment of Leases, executed and acknowledged on behalf of Buyer or its nominee; and

9.2.4. Other.
Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

9.3.  Deliveries Outside of Escrow.
Seller shall deliver possession of the Property to Buyer upon the Closing, subject to the rights of the tenants (as tenants only without any options or rights of first refusal or other preferential rights to purchase) under Tenant Leases (if any). Further, Seller hereby covenants and agrees, at its sole cost and expense, to deliver or cause to be delivered to deliver to Buyer, on or prior to the Closing, the following items:

9.3.1. Ground Lease.
If in Seller's Possession, an original, fully executed counterpart of the Ground Lease and any amendments, modifications, supplements, and restatements thereto;

9.3.2.  Tenant Leases.
An original, fully executed counterpart of each of the Tenant Leases (if any) and any amendments, modifications, supplements, and restatements thereto;

9.3.3.  Service Contracts.
An original,  fully executed
counterpart  of each of the Service  Contracts  being assumed by Buyer,  and any
amendments,   modifications,   supplements  and  restatements  thereto;

9.3.4.
Intangible Property.
If in Seller's Possession, the original of each document evidencing the Intangible Property or rights to ownership and use thereof including the Approvals;

9.3.5. Property Documents.
To the extent not previously delivered, originals of all of the Property Documents in Seller's Possession;

9.3.6. Personal Property.
The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements; and

9.3.7.  Other.
Keys,
combinations or card keys to all locks and security systems, and such other documents and instruments, as may be reasonably required by Buyer or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

10. PRORATIONS.

10.1.  Prorations.

10.1.1. Income.
Rentals, revenues, and other income, if any, from the Property, shall be prorated between Buyer and Seller as of the Closing Date to the extent actually collected. Delinquent rentals as of the Closing Date shall be prorated if and when collected by Buyer. With respect to any amounts due under the Tenant Leases (if any) that are subject to an annual or other periodic reconciliation, Seller and Buyer shall cooperate to complete a reconciliation as of the Closing. Based upon such reconciliation, for any amounts owing to tenants under the Tenant Leases (if any), Buyer shall receive a credit at the Closing, and for any amounts payable by tenants under the Tenant Leases (if any), Seller shall be entitled to a credit at the Closing unless such tenant is delinquent in the payment of rental under its respective Tenant Lease, in which event Seller shall receive a credit only to the extent such amount owed to such tenant exceeds the delinquent rental owed by such tenant.

10.1.2.  Other Credits.
On the Closing Date, Buyer shall be fully credited for:

10.1.2.1.  Security Deposits.
Security
deposits that were paid to Seller by tenants under Tenant Leases (if any); provided, however, that if any security deposit is in the form of a letter of credit, promissory note, or similar instrument, Seller shall use commercially reasonable efforts to cause such letter of credit, promissory note, or other instrument to be assigned and transferred to Buyer at the Closing, and there shall be no credit against the Purchase Price at the Closing with respect to any such security deposit. If Seller is unable to transfer a security deposit in the form of a letter of credit, promissory note, or similar instrument at the Closing, then at the Closing, Seller shall deposit in escrow the originals of such letter of credit, promissory note, or other similar instrument to be held pursuant to mutually satisfactory instructions providing for the release thereof to Seller to achieve such transfer or, as requested by Buyer, to draw thereon. In addition thereto, Seller shall instruct Escrow Agent to retain in escrow cash in the amount of such letter of credit, promissory note, or other similar instrument, which cash shall be disbursed to Buyer if Seller is unable to achieve such transfer within 30 days after the Closing, at which time the originals of such letter of credit, promissory note, or other similar instrument shall be returned to Seller.

10.1.2.2.   Unpaid  Obligations  To  Tenants.
Reimbursement of expenses and other sums owed by Seller to tenants for work or disputes that occurred prior to the Closing Date, or for work to be performed or allowances to be granted to any tenants upon or after the Closing Date, pursuant to any Tenant Leases (if any) that will be binding upon the Real Property or Buyer after the Closing;

10.1.2.3.  Unpaid  Leasing  Commissions.
Any leasing
commissions or brokerage fees payable before, upon, or after the Closing Date in connection with any Tenant Leases (if any); 10.1.2.4. Prepaid Rents and Other Impounds. Prepaid rentals already received by Seller and other impounds attributable to periods after the Closing Date. 10.1.3. Expenses. Taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date to the extent due and payable for any period prior to the Closing. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing.

10.1.4.  Adjustments.
If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing.

10.1.5.  Tax Appeals.
With respect to any property tax appeals or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom (subject to any requirement under the Tenant Leases (if any) to pay to the tenants thereunder a share of any such refund or rebate, which Seller shall promptly pay to Buyer for refunding to such tenants), and with respect to any property tax appeals or reassessments filed by Seller for the tax year in which the Closing occurs, Seller and Buyer shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller all costs and expenses incurred by Seller in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (subject to any requirement under the Tenant Leases (if any) to pay to the tenants thereunder a share of any such refund or rebate, which Seller shall promptly pay to Buyer for refunding to such tenants);

10.1.6.  Generally.
For purposes of
calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. (California time) on the Closing Date. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a 365 day year. The provisions of this Section 10 shall survive the Closing for a period of 1 year.

10.2.  Preliminary Closing Statement.
3 days
prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 10 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 8.2 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

11. ESCROW.

11.1.  Opening of Escrow.
Promptly following the Execution Date, Buyer and Seller shall each cause a purchase and sale escrow ("Escrow") to be opened with Escrow Agent by delivery to Escrow Agent of 3 duplicate partially executed originals of this Agreement executed by Seller and Buyer. Upon receipt of such partially executed originals of this Agreement, Escrow Agent shall form 3 duplicate original counterparts of this Agreement and telephonically confirm to Buyer and Seller the date upon which Escrow is opened (the "Opening of Escrow"). On or immediately after the Opening of Escrow, Escrow Agent shall (a) confirm the same by executing and dating the 3 duplicate original counterparts of this Agreement in the space provided for Escrow Agent, and (b) deliver a fully executed original of this Agreement to each of Seller and Buyer.

11.2.  Escrow Instructions.
This Agreement  shall  constitute  escrow  instructions to Escrow
Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, if any (as may be modified by and mutually acceptable to Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

11.3.  Actions by Escrow  Agent.
Provided that Escrow
Agent shall not have received Notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is unconditionally and irrevocably committed to issue the Owner's Title Policy concurrently with the Closing, Escrow Agent shall take the following actions, in the order and manner herein below indicated:

11.3.1.  Recording.
Following Title Company's acknowledgment that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer, cause the Ground Lease Assignment and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

11.3.2. Funds.
Upon receipt of confirmation of the recordation of the Ground Lease Assignment and such other documents as were recorded pursuant to Section 11.3.1 above, disburse all funds deposited with it by Buyer as follows:

(a) Pursuant to the Closing Statement, retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

(b) Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in Sections 10 and 8.2. Seller's portion (as provided in Section 8.2) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

(c) Disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to clauses (a) and (b) above have been completed.

11.3.3.  Owner's Title Policy.
Cause Title Company to issue the Owner's Title Policy to Buyer.

11.3.4. Delivery of Documents.
Deliver to Buyer and Seller one
original of each of all documents deposited into Escrow, other than the Ground Lease Assignment and any other recorded documents.

11.4.  Conflicting Demands.
Upon receipt of a written demand for the Deposit (a "Deposit Demand") by Seller or Buyer (the "demanding party"), Escrow Agent shall promptly send a copy of such Deposit Demand to the other party (the "non-demanding party"). Except in connection with the delivery of a Due Diligence Termination Notice (in which event the Deposit (plus any interest or dividends earned thereon) shall be immediately returned to Buyer), Escrow Agent shall hold the Deposit for 5 Business Days from the date of delivery by Escrow

Agent of the Deposit Demand to
the non-demanding party ("Objection Period") or until Escrow Agent receives a confirming instruction from the non-demanding party. In the event the non-demanding party delivers to Escrow Agent written objection to the release of the Deposit to the demanding party (an "Objection Notice") within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Deposit), Escrow Agent shall promptly send a copy of the Objection Notice to the demanding party. In the event of any dispute between the parties regarding the release of the Deposit, Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (a) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of such mutual resolution in writing by both Seller and Buyer, or Escrow Agent is otherwise instructed by a final non-appealable judgment of a court of competent jurisdiction, or (b) deposit the Deposit (plus any interest or dividends earned thereon) with a court of competent jurisdiction by an action of interpleader (whereupon Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit). In the event Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto (expressly excluding however a conflicting demand given by Seller after Buyer has delivered a Due Diligence Termination Notice and demand for the Deposit (plus any interest or dividends earned thereon)), Escrow Agent shall promptly notify both parties in writing and thereafter Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit (plus any interest or dividends earned thereon) until Escrow Agent shall receive a joint instruction from both parties clarifying Escrow Agent's uncertainty or resolving such conflicting instructions, claims, or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrow Agent to act.

11.5. Real Estate Reporting Person.
Escrow Agent is designated the "real estate reporting person" for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

11.6. Destruction of Documents; Survival.
Escrow Agent is hereby authorized to destroy or otherwise dispose of any and all documents, papers, instructions, and other material concerning the Escrow at the expiration of 6 years from the later of
(a) the Closing, (b) the final disbursement of any funds maintained in Escrow after the Closing, or (c) the final release of the Deposit and any related funds following the termination of this Agreement. The provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement until Escrow Agent's duties and obligations hereunder are fully and finally discharged.

12. RISK OF LOSS.

12.1.  Condemnation.
If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking that has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon Notice to Seller given not later than 30 days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall immediately return to Buyer the Deposit (plus any interest or dividends earned thereon), the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof that expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall not compromise, settle, or adjust any award without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). At the Closing, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for such taking or pending or contemplated taking.

12.2. Casualty.
Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage or destruction of the Property shall be borne and assumed by Seller. If, prior to Closing any material part of the Property is damaged or destroyed and, (i) as to the 2450 Bayshore Building or the 2400 Bayshore Building, cannot be repaired for less than $100,000.00, or
(ii) as to the 2425 Garcia Building, cannot be repaired for less than $50,000.00, Seller shall immediately give Buyer Notice of such fact. In such event, Buyer shall have the option to terminate this Agreement upon Notice to Seller given not later than 15 days after receipt of any such Notice from Seller. If Buyer does not elect to terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction, plus Buyer shall receive a credit against the Purchase Price equal to the amount by which the sum of any insurance deductible and the cost to repair any uninsured damage exceeds $10,000.00, and the parties shall proceed to Closing pursuant to the terms hereof, without modification and without any reduction in the Purchase Price, and the damage or destruction thereafter shall be repaired or not at Buyer's sole option and cost; provided, however, that Seller shall have the option to terminate this Agreement upon Notice to Buyer if a peril covered by Seller's "difference-in-conditions" insurance is the cause of the damage or destruction and the credit against the Purchase Price that Buyer would receive pursuant to this sentence would exceed $500,000.00. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim and Seller shall not compromise, settle, or adjust any such claim without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

13.  DEFAULT.

13.1.  Default by Buyer.
IN THE EVENT  THAT THE ESCROW AND THIS
TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING, AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (EXCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON). IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT AND SELLER IS READY, WILLING, AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME,

(3) ESCROW AGENT SHALL DELIVER TO SELLER
THE DEPOSIT (EXCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED, AND LIQUIDATED DAMAGES, AND (4) ESCROW AGENT SHALL DELIVER TO BUYER ALL INTEREST AND DIVIDENDS EARNED ON THE DEPOSIT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS
SECTION 13.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

JHN                                                         LAS

Seller's Initials                                           Buyer's Initials

13.2.  Default by Seller.
In the event of any breach or default by Seller,  then
Buyer shall be entitled to pursue any remedy available to Buyer hereunder, at law or in equity, including, without limitation, the specific performance of this Agreement, provided that any suit for specific performance must be filed prior to the Scheduled Closing Date, unless there are fewer than 60 days from the date of the breach or default by Seller until the Scheduled Closing date, in which event any suit for specific performance must be filed within 60 days after the date of the breach or default by Seller.

14. BROKERS.

         Seller and Buyer each hereby represent, warrant to and covenant to each other that it has not dealt with any third party (other than Cresa Partners ("Broker")) in a manner that would obligate the other to pay any brokerage commission, finder's fee or other compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Broker pursuant to a separate agreement, which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby. Seller hereby indemnifies and agrees to protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section. Buyer hereby indemnifies and agrees to protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

15.      CONFIDENTIALITY.

15.1. Buyer.
Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer, (b) disclose such information only to Buyer's agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors, title company personnel and tenants, with a need to know in connection with Buyer's review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer's control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to the Closing, return to Seller promptly upon request all copies of documents, reports, and other information and materials relating to the Property previously supplied to Buyer by Seller. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

15.2.  Seller.
Seller agrees that both
prior to and after the Closing, except as otherwise provided herein (including the Tenant Estoppels) or required by law (including any requirements of the Securities and Exchange Commission or any other requirements applicable to publicly-traded companies), and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer, the terms and conditions contained in the Agreement and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants or attorneys, as well as tenants and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

16. INDEMNIFICATION.

         Except as otherwise set forth herein, Buyer hereby indemnifies and agrees to defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Except as otherwise set forth herein, Seller hereby indemnifies and agrees to defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section shall survive the Closing.

17. MISCELLANEOUS  PROVISIONS.

17.1. Governing Law.
This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

17.2.  Entire Agreement.
This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain Letter of Intent dated as of March 5, 1999, between Buyer and Seller, shall terminate and be of no further force or effect.

17.3.  Modifications; Waiver.
No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.4. Notices.
All  notices,   consents,   requests,   reports,   demands  or  other
communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by reputable overnight delivery service or by facsimile transmission (with in the case of a facsimile transmission, confirmation by reputable overnight delivery service) to each of the parties at the following addresses:

If to Buyer:                                    If to Seller:

Alexandria Real Estate Equities, Inc.           Scios Inc.
135 N. Los Robles Ave., Suite 250               820 West Maude Avenue
Pasadena, California  91101                     Sunnyvale, California  94086
Attention:        General Counsel               Attention: Mr. David Gryska
Re:               2425 Garcia;                  Re:        2425 Garcia;
                  2400/2450 Bayshore                       2400/2450 Bayshore
Telephone:        (626) 578-0777                Telephone: (408) 481-9177
Facsimile:        (626) 578-0770                Facsimile: (not yet available)

With a copy to:                                 With a copy to:

McKay, Meyer and Herbert                        Cooley Godward LLP
1801 Century Park East, 25th Floor              One Maritime Plaza, 20th Floor
Los Angeles, California  90067-2327             San Francisco, California  94111
Attention:        David S. Meyer, Esq.          Attention:  Anna B. Pope, Esq.
Re:               2425 Garcia;                  Re:         2425 Garcia;
                  2400/2450 Bayshore                        2400/2450 Bayshore
Telephone:        (310) 772-0836                Telephone:  (415) 693-2000
Facsimile:        (310) 772-0239                Facsimile:  (415) 951-3699

If to Escrow Agent:                             If to Title Company:

Chicago Title Company                           Chicago Title Company
700 South Flower Street, Suite 900              110 West Taylor Street
Los Angeles, California  90017                  San Jose, California  95110
Attention:        Ms. Maggie G. Watson          Attention:  Ms. Laura Miller
Re:               NBU No. 89903910-57           Re:         Order No. 827124
                  2425 Garcia;                              2425 Garcia;
                  2400/2450 Bayshore                        2400/2450 Bayshore
Telephone:        (213) 488-4300 (or 4337)      Telephone:  (408) 292-4212
Facsimile:        (213) 488-4388                Facsimile:  (408) 282-1404


or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Notices given by facsimile transmission shall be deemed received when confirmed, and all other Notices shall be deemed given on the date of delivery or refusal.

17.5.  Expenses.
Subject to the allocation of Closing Costs provided in Section 8.2 hereof and to the specific allocation of other costs provided in Section 3.3 and Section
4.20.4 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

17.6.  Assignment.

17.6.1.  Seller's Right to Assign.
Seller shall not have the right, power, or authority to assign, pledge, or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law.

17.6.2. Buyer's Right to Assign.
Upon Notice to Seller and Escrow Agent, Buyer shall have the right, power, and authority to assign this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, to any person or entity. Upon such assignment, Buyer shall be relieved of all obligations under this Agreement and the Escrow, provided that Buyer shall not be relieved of any liabilities or indemnification obligations arising under this Agreement or the Escrow prior to the date of such assignment if such liabilities or indemnification obligations have not been fully satisfied as of the date of such assignment.

17.7. Severability.
Any provision or part of
this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

17.8. Successors and Assigns;  Third Parties.
Subject to and without waiver of the provisions of
Section 17.6 hereof, all of the rights, duties, benefits, liabilities, and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

17.9. Counterparts.
This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

17.10. Headings.
The section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

17.11. Time of the Essence.
Time shall be of the essence with respect to all matters contemplated by this Agreement.

17.12.  Further Assistance.
In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

17.13.  Number and Gender.
Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

17.14.  Construction.
This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties. Further, no inferences are to be drawn, and no conclusions are to be made, based on the fact that a particular provision contained in a draft of this Agreement is not included in the executed version of this Agreement, and no differences between drafts of this Agreement and the executed version of this Agreement may be used as evidence of the parties' intended interpretation of any of the terms of this Agreement.

17.15.  Post-Closing Access to Records.
Seller shall retain, for at least [***] after the Closing, (i) all accounting records relating to the Property ("Accounting Records") for the calendar year periods for which Buyer may be required by the Securities and Exchange Commission and/or Buyer's accountants to have audited financial statements prepared with respect to the Property, including, without limitation, all
general  ledgers,  cash receipts,   canceled  checks  and  other  accounting
documents or information reasonably requested by Buyer and related to the Property, and (ii) all other records related to the Property, in either case whether in Seller's Possession or in the possession or control of Seller's Manager, asset manager, or other agent (collectively, the "Property Information"). Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within 1 year after the Closing, Seller shall make all of the Property Information available (or cause its Manager or asset manager, as applicable, to make available) to Buyer and its accountants and designees, for inspection and copying during normal business hours and at Buyer's sole cost and expense.

17.16.  Exhibits.
All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

17.17.  Attorneys'  Fees.
If any
action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

17.18. Business Days.
As used herein, the term "Business Day"
shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday,

                              ***A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sunday or legal holiday under the laws of the State of California, the date for performance thereof shall be extended to the next Business Day.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        BUYER:

                                        ALEXANDRIA REAL ESTATE EQUITIES, INC.,
                                        a Maryland corporation


                                        By:      /s/ Lynn Anne Shapiro
                                        Name:
                                        Its:

                                        Execution Date:  May 28, 1999


                                        SELLER:

                                        BIO-SHORE HOLDINGS, LTD.,
                                        a California Limited Partnership

                                        By:      BIO-SHORE MANAGEMENT CORP.,
                                                 a California corporation,
                                                 Sole General Partner



                                        By:      /s/ John H. Newman
                                        Name:
                                        Its:

                                        Execution Date:  May 28, 1999


                                        SCIOS INC.,
                                        a Delaware corporation



                                        By:      /s/ David W. Gryska
                                        Name:
                                        Its:     CFO

                                        Execution Date: _____, 1999

                                        ESCROW AGENT


         The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.


                                        CHICAGO TITLE COMPANY
                                        subject to Escrow Agent's Supplemental
                                        Escrow Instructions



                                        By:      /s/ G. Aguilar
                                        Name:
                                        Its:     Escrow Officer